Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-259885 on Form S-8 of our report dated March 14, 2023, with respect to the consolidated financial statements of Sportradar Group AG.

/s/ KPMG AG

St. Gallen, Switzerland

March 14, 2023